Company Contact:
Valerie V. Vekkos Investor Relations (760) 438-4004 ir@xenonics.com

Xenonics Fiscal 2006 Fourth Quarter Net Income
Increased to $753,000 Versus A Net Loss of $3.2 Million
Revenue Increased Four-Fold to $2.34 Million From $529,000

Management Expects Trend of Increasing
Revenue and Profit to Continue in Fiscal 2007

CARLSBAD, CALIFORNIA – December 14, 2006 — XENONICS HOLDINGS, INC. (AMEX:XNN), a leader in advanced illumination and low light viewing technology, today announced net income for the fourth quarter of fiscal 2006 of $753,000, or $0.05 per diluted share, versus a loss of $3,198,000, or $0.20 per share, for the fourth quarter of fiscal 2005, as revenue increased more than four-fold to $2,340,000 from $529,000.

“We expect this trend of increasing revenue and profit to continue in fiscal 2007,” said Alan Magerman, Chairman of the Board.

“One reason for our confidence is the planned commercial roll-out of our patented SuperVision™ night vision device in fiscal 2007. With its unprecedented resolution and range, zoom capability, light weight, and attractive pricing, we believe that SuperVision has the potential to revolutionize the night vision industry. U.S. patents on our SuperVision technology have been allowed and international patents have been filed. We have ordered components for 10,000 devices for delivery between January and August 2007, and production of the first 3,000 units is set to begin in January at our facility in Carlsbad, California.

“In addition, several of the military programs we have diligently pursued for our patented NightHunter family of high-intensity illumination systems are expected to come to fruition beginning this fiscal year. As we announced last week, we have authorized production of 1,200 NightHunterII’s for delivery between January 2007 and March 31, 2007 to meet our second quarter forecast.

“The launch of SuperVision following more than two years of intensive development work will create significant new opportunities for Xenonics in law enforcement, public safety, recreational, and other large commercial markets that we believe will complement our military business and support Xenonics’ rapid and sustained growth for years to come. Our goal is to build Xenonics into a significant growth company. With NightHunter and SuperVision, we have the right products to make it happen. In fiscal 2006 we recruited proven sales and marketing executives and developed the national distribution network required to achieve our aggressive revenue and profit goals. Our entire management team is energized and committed to effectively executing our business plan. We are increasingly confident about Xenonics’ future,” Magerman said.

Fourth Quarter Results
For the three months ended September 30, 2006, revenue more than quadrupled to $2,340,000 compared to $529,000 for the three months ended September 30, 2005. This increase primarily reflected the previously announced shipment of NightHunter systems to the Defense Logistics Agency.

Gross profit for the fourth quarter of fiscal 2006 was of $1,767,000, which included $797,000 related to the sale of excess inventory during the period. For the fourth quarter of fiscal 2005, negative gross profit of $1,704,000 included a $1,953,000 charge for excess inventory.

Selling, general and administrative expenses for the three months ended September 30, 2006 were $826,000, which primarily included $311,000 of non-cash stock-based compensation expense. This compares to selling, general and administrative expenses for the fourth quarter of 2005 of $1,636,000, which included $575,000 of non-cash stock-based compensation.

Net income for the three months ended September 30, 2006 was $753,000 or $0.05 per diluted share. This compares to a net loss for the three months ended September 30, 2005 of $3,198,000, or $0.20 per share.

At September 30, 2006, Xenonics reported working capital of $2,329,000, and a current ratio of 4.5. Magerman noted that all of the $2,194,000 in accounts receivable at September 30, 2006 have now been collected. The Company has no debt.

Fiscal 2006 Results
For the twelve months ended September 30, 2006, revenue increased to $4,833,000 compared to $4,434,000 for fiscal 2005. Net loss for fiscal 2006 was $1,488,000, or $0.09 per share, which included $1,102,000 of non-cash stock-based compensation expense. This compares to a net loss for fiscal 2005 of $5,004,000, or $0.33 per share, which included $1,052,000 of non-cash stock-based compensation expense.

Conference Call
Xenonics has scheduled a conference call at 11:00 a.m. EDT today. A live webcast may be accessed at www.earnings.com. A replay will be available after 1:00 p.m. EDT at this same Internet address.

About Xenonics
Xenonics develops and produces advanced, lightweight and compact ultra-high intensity illumination products for military, law enforcement, public safety, and commercial and private sector applications. Currently, NightHunters are in use by every branch of the U.S. Armed Forces as well as a wide variety of law enforcement and security agencies. Using its breakthrough patented technology, Xenonics provides innovative solutions for customers that demand the ability to see farther so that they can do their job better and safer. Xenonics’ products deliver a quantum leap in performance over other illumination technologies and represent the next generation in small, high intensity, high efficiency illumination systems. Visit Xenonics on the web at www.xenonics.com.

Forward-Looking Statements
Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our management’s current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. Factors that could cause these forward-looking statements to differ include delays in development, marketing or sales of new products. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. We believe our management’s assumptions are reasonable, nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form 10-K and 10-Q and our other filings with the Securities and Exchange Commission. Should one or more of the risks discussed , or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

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CONSOLIDATED STATEMENTS OF OPERATIONS
	Three months ended		Twelve months ended
	September 30,		September 30,
	2006	2005	2006	2005
in thousands, except per share amounts	(unaudited)		(audited)
Revenues	$2,340	$529	$4,833	$4,434

Cost of goods sold	573	2,233	2,048	4,431

Gross profit	1,767	(1,704)	2,785	3

Selling, general and administrative	826	1,636	3,714	4,884
Engineering, research and development	196	169	576	504

Income / (loss) from operations	745	(3,509)	(1,505)	(5,385)
Other income/(expense), net:
Interest income	10	6	26	22
Gain on settlement	—	306	—	306
Interest expense	(2)	(28)	(4)	(36)
Other income / (expense)	—	3	(3)	6

Income / (loss) before provision for income taxes	753	(3,222)	(1,486)	(5,087)
Income tax provision / (benefit)	-	7	2	(49)

Net income / (loss) before minority interest	753	$(3,229)	(1,488)	$(5,038)

Minority interest	—	(31)	—	(34)

Net income / (loss)	$753	$(3,198)	$(1,488)	$(5,004)

Net income / (loss) per share:

Basic	.05	(.20)	(.09)	(.33)

Diluted	.04	(.20)	(.09)	(.33)

Weighted average shares outstanding:

Basic	16,072	15,619	16,044	14,963

Diluted	17,577	15,619	16,044	14,963

CONSOLIDATED BALANCE SHEET
September 30,
2006
in thousands, except per share amounts	(audited)
Assets

Current assets:
Cash	$99
Accounts receivable, net	2,194
Inventories, net	605
Other current assets	96

Total Current Assets	2,994

Equipment, furniture and fixtures, net	46
Other non-current assets	25

Total Assets	$3,065
Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued expense	$561
Accrued payroll and related taxes	96
Other current liabilities	8

Total Current Liabilities	665
Commitments and contingencies

Shareholders’ equity:
Preferred shares, $0.001 par value, 5,000 shares
authorized, 0 shares issued and outstanding	—
Common shares, $0.001 par value, 50,000 shares
authorized, 16,904 shares issued and 16,791
shares outstanding.	17
Additional paid-in capital	17,312
Accumulated deficit	(13,973)

3,356
Less treasury stock, at cost, 113 shares	(306)
Less subscription receivable	(650)

Total Shareholders' Equity	2,400

Total Liabilities and Shareholders' Equity	$3,065